Exhibit 99.2

COVIS GROUP ANNOUNCES AGREEMENT TO ACQUIRE AMAG PHARMACEUTICALS

Addition of AMAG’s category leading treatments positions Covis to become a global market leader of therapeutic solutions for life-threatening conditions and chronic illnesses

Covis will commence a tender offer to acquire all the outstanding shares of AMAG for a purchase price of $13.75 per share in cash, or approximately $647 million, including debt obligations expected to be assumed or repaid net of cash

Transaction expected to close in November 2020 post tender offer

Luxembourg, Zug, Switzerland and Waltham, Mass. (October 1, 2020)– Covis Group S.à r.l. (“Covis”) and AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced that they have entered into a definitive agreement under which Covis will acquire AMAG for $13.75 per share in cash, or approximately $498 million on a fully diluted basis and approximately $647 million on an enterprise basis, including debt obligations expected to be assumed or repaid net of cash. The offer represents a premium of approximately 46% to the closing price of AMAG’s common stock on September 30, the last full trading day prior to the announcement.

Commenting on the transaction, Covis CEO Michael Porter said, “AMAG’s category leading treatments are strong strategic complements to our existing therapeutic portfolio. Through this combination, we believe we will be able to unlock value for all of our stakeholders, employees and patients through the effective and efficient management of these products, coupled with our two companies’ longstanding commitment to expanding patient access to therapy and putting patient interests first. At Covis, we never lose sight that our patients are our paramount concern. We look forward to engaging with the talented team at AMAG as we work together to plan the integration of our two organizations.”

AMAG CEO Scott Myers added, “In the beginning of 2020, AMAG announced that the company had undertaken a strategic review of our product portfolio and strategy, the guiding principles of which included driving near- and long-term profitability and enhancing shareholder value. This strategic review resulted in the company pursuing and accomplishing the divestiture of its women’s health assets, and other efforts to streamline and strengthen the core business to position AMAG for the future. Following this initial transformation, our Board of Directors and management team, together with independent legal and financial advisors, thoroughly evaluated the transaction with Covis as well as other strategic options and concluded that it represents the most compelling opportunity for shareholders, providing them certain and immediate cash value. We believe Covis is the right partner for AMAG, especially in light of Covis’ shared commitment to ensuring that our therapies will reach patients in need. We are confident the work we’ve done will continue to thrive under Covis’ leadership.”

The completion of the tender offer is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of AMAG’s common stock, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions. Following the successful completion of the tender offer, an indirect, wholly owned subsidiary of Covis will merge with AMAG (the “merger”) and the outstanding AMAG shares not tendered in the tender offer will be converted into the right to receive the same $13.75 per share in cash paid in the tender offer. The tender offer is expected to commence in October 2020. Covis plans to finance the transaction with cash on hand, and a combination of committed debt and equity financing. There is no financing condition to the obligations of Covis to consummate the transaction.

As part of the transaction, Covis intends to enter into an amended and restated credit facility with its current lenders (the “Lenders”), pursuant to which the Lenders will provide up to a $460 million senior secured incremental term loan and a $55 million secured revolver (the “Covis Debt Financing”). The proceeds from the Covis Debt Financing, plus equity commitments from Covis’ equity sponsor, will be used to pay the cash purchase price for the transaction and repay any of the existing AMAG debt that is not assumed. The Covis Debt Financing amount will be added to Covis’ current $450 million term loan facility with the Lenders. As the merger will result in a change of control under the terms of AMAG’s Indenture governing its 3.25% Convertible Senior Unsecured Notes Due 2022 (the “Convertible Notes”), the holders of the Convertible Notes will have the right to put at par the Convertible Notes held by them for a period of twenty business days following the closing of the merger.

All Board members and executive officers of AMAG have agreed to tender their shares in favor of the transaction. The transaction, which has been unanimously approved by the Board of Directors of each company, is expected to close in November 2020, pending Hart-Scott-Rodino (HSR) approval and the conditions to the tender offer being satisfied.

Goldman Sachs & Co. LLC is acting as exclusive financial advisor, and Goodwin Procter LLP is acting as legal advisor to AMAG. Paul, Weiss, Rifkind, Wharton and Garrison LLP is acting as legal advisor to Covis.

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About Covis

Covis is headquartered in Luxembourg with operations in Zug, Switzerland and is a global specialty pharmaceutical company that markets therapeutic solutions for patients with life-threatening conditions and chronic illnesses. Additional information is available at www.covispharma.com.

About AMAG

AMAG is a commercial-stage biopharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas. For additional company information, please visit www.amagpharma.com. AMAG Pharmaceuticals®, the logo and designs, are registered trademarks of AMAG Pharmaceuticals, Inc.

Additional Information and Where to Find It

The tender offer referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Covis and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Covis and its acquisition subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and AMAG will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to AMAG’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of AMAG by accessing www.amagpharma.com or by contacting AMAG’s Investor Relations contact at contactus@amagpharma.com. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements relate to future events or AMAG’s future financial performance. AMAG generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. AMAG has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond AMAG’s control. AMAG’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the financing for the transaction will be delayed or unavailable or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (iv) those risks detailed in AMAG’s most recent Annual Report on Form 10-K and any subsequent reports filed with the SEC, including its Current Reports on Form 8-K, its Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2020 and June 30, 2020, and any other documents that may be filed by AMAG from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. AMAG cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. AMAG undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Contacts

For Covis:

Arik Ben-Zvi

Breakwater Strategy

(202) 270-1848

arik@breakwaterstrategy.com

For AMAG Pharmaceuticals:

Investors

Rushmie Nofsinger

Vice President, Corporate Affairs & IR

(617) 498-3332

contactus@amagpharma.com

Media

Chris Kittredge and Zachary Tramonti

Sard Verbinnen & Co.

(617) 546-4250

ckittredge@sardverb.com / ztramonti@sardverb.com